Disclosure Statement Pursuant to the Pink Basic Disclosure Guidelines

International Professional Trainings Group LTD

     5795 S Sandhill Rd, Suite B Las Vegas, NV 89120 Telephone: (702) 326-3615 Website: N/A

Company Email: Cliffredekop@gmail.com SIC Code: 8052

Annual Report

For the Periods Ending: December 31, 2021

(the “Reporting Period”)

As of December 31, 2021, the number of shares outstanding of our Common Stock was:

55,010,727

As of September 30, 2021, the number of shares outstanding of our Common Stock was:

46,110,727

As of December 31, 2020, the number of shares outstanding of our Common Stock was:

2,577,127 corrected for 1:15 reverse split 7/21/21

Indicate by check mark whether the company is a shell company (as defined in Rule 405 of the Securities Act of 1933 and Rule 12b-2 of the Exchange Act of 1934):

Yes: ☐       No: ☒

Indicate by check mark whether the company’s shell status has changed since the previous reporting period:

Yes: ☐       No: ☒

Indicate by check mark whether a Change in Control1 of the company has occurred over this reporting period:

Yes: ☐       No: ☒

[1] “Change in Control” shall mean any events resulting in:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;
(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(iii) A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are directors immediately prior to such change; or
(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 1 of 25

1)	Name and address(es) of the issuer and its predecessors (if any)

In answering this item, provide the current name of the issuer any names used by predecessor entities, along with the dates of the name changes.

International Professional Trainings Group LTD 7/21/2021
Goliath Resources, Inc. 5/20/2003
Longevity Store Com 3/25/1999 through 5/19/2003

The state of incorporation or registration of the issuer and of each of its predecessors (if any) during the past five years;

Please also include the issuer’s current standing in its state of incorporation (e.g. active, default, inactive):

Nevada October 4, 2001, Company is Active and in Good Standing

Describe any trading suspension orders issued by the SEC concerning the issuer or its predecessors since inception:

None

List any stock split, stock dividend, recapitalization, merger, acquisition, spin-off, or reorganization either currently anticipated or that occurred within the past 12 months:

None

The address(es) of the issuer’s principal executive office:

5795 S Sandhill Rd, Suite B, Las Vegas, NV 89120

The address(es) of the issuer’s principal place of business:

Check box if principal executive office and principal place of business are the same address: ☒

________

Has the issuer or any of its predecessors been in bankruptcy, receivership, or any similar proceeding in the past five years?

Yes: ☐        No: ☒

If this issuer or any of its predecessors have been the subject of such proceedings, please provide additional details in the space below:

________

2)	Security Information
Trading symbol:	INGP
Exact title and class of securities outstanding:	Common Stock
CUSIP:	46020A106
Par or stated value:	0.001
Total shares authorized:	100,000,000	as of date: July 19, 2021
Total shares outstanding:	55,010,727	as of date: December 31, 2021

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 2 of 25

Number of shares in the Public Float[2]:	29,477,127	as of date: December 31, 2021
Total number of shareholders of record:	171	as of date: December 31, 2021

All additional class(es) of publicly traded securities (if any):

Trading symbol:	__________
Exact title and class of securities outstanding:	__________
CUSIP:	__________
Par or stated value:	__________
Total shares authorized:	as of date: __________
Total shares outstanding:	as of date: __________

Transfer Agent

Name:	Direct Transfer
Phone:	919-744-2722
Email:	Julie.Felix@issuerdirect.com
Address:	1 Glenwood Ave, Ste 1001 Raleigh, NC 27603

Is the Transfer Agent registered under the Exchange Act?3

Yes: ☒      No: ☐

3)	Issuance History

The goal of this section is to provide disclosure with respect to each event that resulted in any direct changes to the total shares outstanding of any class of the issuer’s securities in the past two completed fiscal years and any subsequent interim period.

Disclosure under this item shall include, in chronological order, all offerings and issuances of securities, including debt convertible into equity securities, whether private or public, and all shares, or any other securities or options to acquire such securities, issued for services. Using the tabular format below, please describe these events.

A.	Changes to the Number of Outstanding Shares

Check this box to indicate there were no changes to the number of outstanding shares within the past two completed fiscal years and any subsequent periods: ☐

__________

2 “Public Float” shall mean the total number of unrestricted shares not held directly or indirectly by an officer, director, any person who is the beneficial owner of more than 10 percent of the total shares outstanding (a “control person”), or any affiliates thereof, or any immediate family members of officers, directors and control persons.

3 To be included in the Pink Current Information tier, the transfer agent must be registered under the Exchange Act.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 3 of 25

Shares Outstanding as of Second Most Recent Fiscal Year End: Opening Balance Date 12/31/19 Common: 2,577127 Preferred: 0			*Right-click the rows below and select “Insert” to add rows as needed.
Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury)	Number of Shares Issued (or cancelled)	Class of Securities	Value of shares issued ($/per share) at Issuance	Were the shares issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Shares were issued to (entities must have individual with voting / investment control disclosed).	Reason for share issuance (e.g. for cash or debt conversion) -OR- Nature of Services Provided	Restricted or Unrestricted as of this filing.	Exemption or Registration Type.
8/23/21	New	200,000	Common	$.01	Yes	Bao Shuhan	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Chan Kim Yan	Merger	Restricted	4(a)1
8/23/21	New	2,500,000	Common	$.01	Yes	James Chan Kin Pong	Merger	Restricted	4(a)1
8/23/21	New	100,000	Common	$.01	Yes	Chan Leung Yu	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Chang Siew Hui	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Chen Rui Wen	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Chen Zhen Yao	Merger	Restricted	4(a)1
8/23/21	New	5,000,000	Common	$.01	Yes	Chong Mong Yuen	Merger	Restricted	4(a)1
8/23/21	New	20,000	Common	$.01	Yes	Chow Wing Yan	Merger	Restricted	4(a)1
8/23/21	New	100,000	Common	$.01	Yes	David Heighington	Merger	Restricted	4(a)1
8/23/21	New	100,000	Common	$.01	Yes	Fortuna Minerals Corp Zbigniew Lambo, President	Merger	Restricted	4(a)1
8/23/21	New	3,000,000	Common	$.01	Yes	Fu Kae Fung	Merger	Restricted	4(a)1
8/23/21	New	50,000	Common	$.01	Yes	Gu Feng Lei	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	He Xiao Zhen	Merger	Restricted	4(a)1

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 4 of 25

8/23/21	New	100,000	Common	$.01	Yes	Ho Man Chun	Merger	Restricted	4(a)1
8/23/21	New	150,000	Common	$.01	Yes	Mandy Hon Bo Man	Merger	Restricted	4(a)1
8/23/21	New	100,000	Common	$.01	Yes	Huo Qilong	Merger	Restricted	4(a)1
8/23/21	New	2,000,000	Common	$.01	Yes	John Wing Ho Lee	Merger	Restricted	4(a)1
8/23/21	New	300,000	Common	$.01	Yes	Kang Tai	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Kok-Mun Ng	Merger	Restricted	4(a)1
8/23/21	New	385,000	Common	$.01	Yes	Keung Kai Pong	Merger	Restricted	4(a)1
8/23/21	New	150,000	Common	$.01	Yes	Ricky Lai Kam Kuen	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Lam Wai Tong	Merger	Restricted	4(a)1
8/23/21	New	300,000	Common	$.01	Yes	Law Hok Yin	Merger	Restricted	4(a)1
8/23/21	New	280,000	Common	$.01	Yes	Leung Shiu Chung	Merger	Restricted	4(a)1
8/23/21	New	110,000	Common	$.01	Yes	Ma Sin Ming	Merger	Restricted	4(a)1
8/23/21	New	500,000	Common	$.01	Yes	Ma Qiong Chan	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Joseph Ng Ka Wai	Merger	Restricted	4(a)1
8/23/21	New	820,000	Common	$.01	Yes	Scott Rose	Merger	Restricted	4(a)1
8/23/21	New	50,000	Common	$.01	Yes	Shek Hei Man	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Stryker 11, Inc Robert Achtymichuk, President	Merger	Restricted	4(a)1
8/23/21	New	1,000,000	Common	$.01	Yes	Sun Jun	Merger	Restricted	4(a)1
8/23/21	New	50,000	Common	$.01	Yes	Sun Ying Ying	Merger	Restricted	4(a)1
8/23/21	New	400,000	Common	$.01	Yes	Sun Zhen Ying	Merger	Restricted	4(a)1

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 5 of 25

8/23/21	New	200,000	Common	$.01	Yes	Teddy Chui	Merger	Restricted	4(a)1
8/23/21	New	4,000,000	Common	$.01	Yes	Weng Lok Toh	Merger	Restricted	4(a)1
8/23/21	New	2,155,000	Common	$.01	Yes	Winnie Yuen Ching Sit	Merger	Restricted	4(a)1
8/23/21	New	2,000,000	Common	$.01	Yes	Wong Ah Hong	Merger	Restricted	4(a)1
8/23/21	New	2,000,000	Common	$.01	Yes	Wong Xian Hor	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Jefferey Chun Fung Wong	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Xu Xing Ming	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Ye Kai Min	Merger	Restricted	4(a)1
8/23/21	New	50,000	Common	$.01	Yes	Yi Xiaobo	Merger	Restricted	4(a)1
8/23/21	New	50,000	Common	$.01	Yes	Yik Ngan Ling	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Zhang De Biao	Merger	Restricted	4(a)1
8/23/21	New	500,000	Common	$.01	Yes	Zhu Mei Ping	Merger	Restricted	4(a)1
9/17/21	New	5,163,500	Common	$.01	Yes	Scott Rose	Debt conversion	Restricted	144
9/17/21	New	1,869,500	Common	$.01	Yes	Scott Rose	Debt conversion	Restricted	144
9/17/21	New	5,180,600	Common	$.01	Yes	Patricia Wilson	Debt conversion	Restricted	144
11/4/21	New	400,000	Common	$.01	Yes	Sun Zhen Ying	Merger	Restricted	4(a)1
11/4/21	New	200,000	Common	$.01	Yes	Sun Zhen Ming	Merger	Restricted	4(a)1
11/4/21	New	500,000	Common	$.01	Yes	ACFT LLC Cliff Redekop Managing Member	Merger	Restricted	4(a)1
11/4/21	New	300,000	Common	$.01	Yes	Bao Shuhan	Merger	Restricted	4(a)1
11/4/21	New	200,000	Common	$.01	Yes	Xu Xing Ming	Merger	Restricted	4(a)1
11/4/21	New	500,000	Common	$.01	Yes	Wong Ah Heng	Merger	Restricted	4(a)1

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 6 of 25

11/4/21	New	500,000	Common	$.01	Yes	Winnie Yuen Ching Sit	Merger	Restricted	4(a)1
11/4/21	New	1,000,000	Common	$.01	Yes	Tan Gouwei	Merger	Restricted	4(a)1
11/4/21	New	1,000,000	Common	$.01	Yes	Robert Kah Yin Toh	Merger	Restricted	4(a)1
11/4/21	New	500,000	Common	$.01	Yes	Noble Investment Corp Dan Patience President	Merger	Restricted	4(a)1
11/4/21	New	500,000	Common	$.01	Yes	Lin Sai Tao Zhong	Merger	Restricted	4(a)1
11/4/21	New	200,000	Common	$.01	Yes	Kok-Mun Ng	Merger	Restricted	4(a)1
11/4/21	New	1,000,000	Common	$.01	Yes	Lee John Wing Ho	Merger	Restricted	4(a)1
11/4/21	New	500,000	Common	$.01	Yes	Hong Ming Xian	Merger	Restricted	4(a)1
11/4/21	New	200,000	Common	$.01	Yes	He Xiao Zhen	Merger	Restricted	4(a)1
11/4/21	New	200,000	Common	$.01	Yes	Chen Zhen Yao	Merger	Restricted	4(a)1
11/4/21	New	1,000,000	Common	$.01	Yes	Connor Kah Hei Toh	Merger	Restricted	4(a)1
11/15/21	New	100,000	Common	$.01	Yes	Sun Zhen Ming	Merger	Restricted	4(a)1
11/15/21	New	100,000	Common	$.01	Yes	Sun Zhen Ying	Merger	Restricted	4(a)1
Shares Outstanding on Date of This Report: Ending Balance Ending Balance: Date 12/31/21 Common: 55,010,727 Preferred: 0

Example: A company with a fiscal year end of December 31st, in addressing this item for its quarter ended June 30, 2021, would include any events that resulted in changes to any class of its outstanding shares from the period beginning on January 1, 2019 through June 30, 2021 pursuant to the tabular format above.

Use the space below to provide any additional details, including footnotes to the table above:

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 7 of 25

B.      Debt Securities, Including Promissory and Convertible Notes

Use the chart and additional space below to list and describe all outstanding promissory notes, convertible notes, convertible debentures, or any other debt instruments that may be converted into a class of the issuer’s equity securities.

Check this box if there are no outstanding promissory, convertible notes or debt arrangements: ☐

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Interest Accrued ($)	Maturity Date	Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares)	Name of Noteholder (entities must have individual with voting / investment control disclosed).	Reason for Issuance (e.g. Loan, Services, etc.)
12/31/18	51,653	51,653	0	Demand	Conversion rate 0.01	Alan Wilson	Operating funds
06/30/21	65,584	65,584	0	Demand	Conversion rate 0.01	Noble House Investments Scott Rose	Operating funds

Use the space below to provide any additional details, including footnotes to the table above:

4)	Financial Statements

A.The following financial statements were prepared in accordance with:

☒ U.S. GAAP        ☐ IFRS

B.The financial statements for this reporting period were prepared by (name of individual)4:

Name:	Carol Beere
Green Stone Group Holdings LLC
Title:	Managing Member
Relationship to Issuer:	None

Provide the financial statements described below for the most recent fiscal year or quarter. For the initial disclosure statement (qualifying for Pink Current Information for the first time) please provide reports for the two previous fiscal years and any subsequent interim periods.

C. Balance Sheet;
D. Statement of Income;
E. Statement of Cash Flows;
F. Statement of Retained Earnings (Statement of Changes in Stockholders’ Equity)
G. Financial notes; and
H. Audit letter, if audited

___________________4 The financial statements requested pursuant to this item must be prepared in accordance with US GAAP or IFRS by persons with sufficient financial skills.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 8 of 25

You may either (i) attach/append the financial statements to this disclosure statement or (ii) file the financial statements through OTCIQ as a separate report using the appropriate report name for the applicable period end. (“Annual Report,” “Quarterly Report” or “Interim Report”).

If you choose to publish the financial statements in a separate report as described above, you must state in the accompanying disclosure statement that such financial statements are incorporated by reference. You may reference the document(s) containing the required financial statements by indicating the document name, period end date, and the date that it was posted to OTCIQ in the field below. Financial Statements must be compiled in one document.

________

Financial statement information is considered current until the due date for the subsequent report (as set forth in the qualifications section above). To remain qualified for Current Information, a company must post its Annual Report within 90 days from its fiscal year-end date and Quarterly Reports within 45 days of each fiscal quarter-end date.

5)	Issuer’s Business, Products and Services

The purpose of this section is to provide a clear description of the issuer’s current operations. In answering this item, please include the following:

A. Summarize the issuer’s business operations (If the issuer does not have current operations, state “no operations”)

The company coordinates with a number of professional education and training institutions including but not limited to the Chinese Institute of Certified Financial Planners (HK Branch) Limited (CICFPHK Branch), the Chinese Institute of Registered Financial Analysts (CIRFA), Institute of Global Managers (IGM), the Ho Yingdong Institute of the Hong Kong University of Science and Technology, the Macau University of Science and Technology and the School of Continuing Education of Lingnan University of Hong Kong. The company believes China has the best college and university training in the world and it is working towards setting international standards for work skills courses. Its accounting certifications, for example, are recognized in Canada and the UK. The programs are available in a variety of forms and structures internationally: programs offered through universities, colleges and continuing education services, recognized practicing management professional bodies, workshops and seminars, and on-line e-learning. Specific courses include bachelor’s in business, MBA and business PhD; bachelors, masters and PhD in marketing; bachelor’s in information technology; bachelors in hotel management; and bachelor’s in international hospitality and tourism/event management. trained and certified with.

Please list any subsidiaries, parents, or affiliated companies.

None

B. Describe the issuers’ principal products or services.

Education with focus on job skills such as accounting, financial planning, business, hospitality, hotel management and marketing.

6)	Issuer’s Facilities

The goal of this section is to provide a potential investor with a clear understanding of all assets, properties or facilities owned, used or leased by the issuer and the extent in which the facilities are utilized.

In responding to this item, please clearly describe the assets, properties or facilities of the issuer, give the location of the principal plants and other property of the issuer and describe the condition of the properties. If the issuer does not have complete ownership or control of the property (for example, if others also own the property or if there is a mortgage on the property), describe the limitations on the ownership.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 9 of 25

If the issuer leases any assets, properties or facilities, clearly describe them as above and the terms of their leases.

Our principal offices are located at 5795 S Sandhill Rd Suite B, Las Vegas, NV 89120 . The office space is rented on a month-to-month basis at $900 per month that is currently being provided by the Company President at no cost.

7)	Company Insiders (Officers, Directors, and Control Persons)

The goal of this section is to provide an investor with a clear understanding of the identity of all the persons or entities that are involved in managing, controlling or advising the operations, business development and disclosure of the issuer, as well as the identity of any significant or beneficial shareholders.

Using the tabular format below, please provide information, as of the period end date of this report, regarding any person or entity owning 5% of more of any class of the issuer’s securities, as well as any officer, and any director of the company, or any person that performs a similar function, regardless of the number of shares they own. If any insiders listed are corporate shareholders or entities, provide the name and address of the person(s) beneficially owning or controlling such corporate shareholders, or the name and contact information (City, State) of an individual representing the corporation or entity in the note section.

Name of Officer/Director or Control Person	Affiliation with Company (e.g. Officer Title /Director/Owner of more than 5%)	Residential Address (City / State Only)	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding	Note
Clifford P Redekop	President/Director	2170 Sandstone Dr Henderson, NV 89044	500,000	Common	.09	Owned by ACFT LLC Mr. Redekop is the Managing Member
Weng Lok Toh	Owner of more than 5%	8-828 Coach Bluff Crescent SW Calgary, Alberta CAN T3H1AB	4,000,000	Common	7.27
Scott A Rose	Owner of more than 5%	1746 Macdonald St Vancouver, BC V6K 3X8 Canada	7,853,000	Common	14.28
Chan Kin Pong	Owner of more than 5%	House 27, Roma Viale, Crescendo, 75 San Tam Rd, Yuen Long, Hong Kong New Territories	2,500,000	Common	5.42
Patricia Wilson	Owner of more than 5%	1746 Macdonald St Vancouver, BC V6K 3X8 Canada	5,180,600	Common	9.42
Chong Mong Yuen	Owner of more than 5%	No 3 Jalan Sierra Seupteh, Tam Sierra Seupteh, 50460 Kuala Lumpur, Malaysia	5,000,000	Common	9.09
Lee John Wing Ho	Owner of more than 5%	Flat A 1F Blk 6 Kings Park Villa 1 Kings Park rise Kowloon, Hong Kong	3,000,000	Common	5.45

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 10 of 25

8)	Legal/Disciplinary History

A.	Please identify whether any of the persons or entities listed above have, in the past 10 years, been the subject of:

1. A conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None

2. The entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None

3. A finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None

4. The entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited such person’s involvement in any type of business or securities activities.

None

B.	Describe briefly any material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the issuer or any of its subsidiaries is a party or of which any of their property is the subject. Include the name of the court or agency in which the proceedings are pending, the date instituted, the principal parties thereto, a description of the factual basis alleged to underlie the proceeding and the relief sought. Include similar information as to any such proceedings known to be contemplated by governmental authorities.

None

9)	Third Party Providers

Please provide the name, address, telephone number and email address of each of the following outside providers:

Securities Counsel

Name:	________
Firm:	________
Address 1:	________
Address 2:	________
Phone:	________
Email:	________

Accountant or Auditor

Name:	Carol Beere
Firm:	Green Stone Group Holdings LLC
Address 1:	2420 Carland Rd
Address 2:	Owosso, MI 48867

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 11 of 25

Phone:	443-745-6619
Email:	Carolb444@ugsghs.com

Investor Relations

Name:	_________
Firm:	_________
Address 1:	_________
Address 2:	_________
Phone:	_________
Email:	_________

Other Service Providers

Provide the name of any other service provider(s) that that assisted, advised, prepared or provided information with respect to this disclosure statement. This includes counsel, broker-dealer(s), advisor(s) or consultant(s) or provided assistance or services to the issuer during the reporting period.

Name:	_________
Firm:	_________
Nature of Services:	_________
Address 1:	_________
Address 2:	_________
Phone:	_________
Email:	_________

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 12 of 25

10)	Issuer Certification

Principal Executive Officer:

The issuer shall include certifications by the chief executive officer and chief financial officer of the issuer (or any other persons with different titles but having the same responsibilities) in each Quarterly Report or Annual Report.

The certifications shall follow the format below:

I, Clifford P Redekop certify that:

1.	I have reviewed this annual disclosure statement of International Professional Trainings Group LTD;

2.	Based on my knowledge, this disclosure statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this disclosure statement; and

3.	Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in this disclosure statement, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this disclosure statement.

February 11, 2022

/s/ Clifford P Redekop

Clifford P Redekop, President

Principal Financial Officer:

I, Clifford P Redekop certify that:

1.	I have reviewed this annual disclosure statement of International Professional Trainings Group LTD;

2.	Based on my knowledge, this disclosure statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this disclosure statement; and

3.	Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in this disclosure statement, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this disclosure statement.

February 11, 2022

/s/ Clifford P Redekop

Clifford P Redekop, Chief Financial Officer

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 13 of 25

International Professional Trainings Group LTD
Balance Sheet (unaudited)

		At
	December 31,	December 31,
ASSETS	2021	2020
Current Assets
Cash	$24,979	$15
Accounts receivable	41,772	-
Total Current Assets	66,751	15

Fixed Assets
Fixed assets, net	-	-
Total Fixed Assets	-	-

Other Assets
Rental deposits	6,943	-
Prepaid taxes	2,508	-
Goodwill	645,451	-
Total Other Assets	654,902	-

TOTAL ASSETS	$721,653	$15

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$37,788	15,905
Due to related parties	126,209	173,000
Current notes payable	190,402	-
Total Current Liabilities	354,399	188,905

Long term notes payable	192,787	-

TOTAL LIABILITIES	547,186	188,905

Stockholders’ Equity (Deficit)
Common stock, 100,000,000 authorized, par value $.001, issued and outstanding 55,010,727 and 2,577,127 at December 31, 2021, and December 31, 2020, respectively	55,011	2,577
Paid in capital	4,975,145	4,503,243
Retained deficit	(4,855,689)	(4,694,710)
Total Stockholders’ Equity (Deficit)	174,467	(188,890)

Total Liabilities and Stockholders’ Deficit	$721,653	$15

The accompanying notes are an integral part of these consolidated financial statements.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 14 of 25

International Professional Trainings Group LTD
Statement of Operations (unaudited)

Year Ended
December 31, 2021

Revenue
Sales	$85,216
Total Revenue	85,216

Cost of Goods Sold
Cost of Goods Sold	-
Total Cost of Goods	-

Gross Profit	$85,216

Expenses
Bank fees	$74
Officers contract	13,000
Management fee	4,110
Contract labor	2,834
Professional fees	40,475
Public company	4,495
State and resident agent fees	4,825
Management salary	66,278
Insurance	508
Salaries and wages	63,051
Rent	17,323
Application fee	17,086
Printing	2,504
Certification Fee	2,436
General and administrative	5,957
Total Expenses	244,956

Income (Loss) from Operations	(159,740)

Other Income (Expenses)
Interest expense	(3,415)
Other income (loss)	2,176
Total Other Income (Expense)	(1,239)

Net (Loss) Before Provision for Income Tax	(160,979)

Provision for income taxes	-

Net Loss	$(160,979)

Basic and diluted loss per share	$(.00)

Weighted average number of common shares – basic and diluted	18,906,665

The accompanying notes are an integral part of these consolidated financial statements.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 15 of 25

International Professional Trainings Group LTD
Statement of Cash Flows (unaudited)

Year Ended
December 31,
2021
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(160,979)
Adjustments to reconcile net loss to net cash
Provided by (used in) operating activities:
Stock issued for services	-
Amortization	-

Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable, prepaid taxes and due
from related parties	(44,280)
(Increase) decrease in inventory	-
Increase (decrease) in accounts payable, accrued
expenses, deposits, prepaid and due related parties	148,091
Net cash used by operating activities	(57,168)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	-
Rental deposits	(6,943)
Net cash (used) in investing activities	(6,943)

CASH FLOWS FROM FINANCIANG ACTIVITIES
Proceeds from notes payable, net	66,265
Proceeds from sale of common stock	-
Net cash provided by financing activities	-

Net increase (decrease) in cash and cash equivalents	$2,154
Cash at beginning of period	$22,825
Cash at end of period	$24,979

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid	$-
Income taxes paid	$-

These financial statements present fairly, in all respects, the financial position of the company and the results of its operations and cash flows for the periods presented in conformity with GAAP in the United States consistently applied and hereby certified by Alan Wilson, CEO.

The accompanying notes are an integral part of these consolidated financial statements.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 16 of 25

International Professional Trainings Group LTD
Statement of Stockholders’ Deficit (unaudited)

						Additional		Total
	Preferred Stock			Common Stock		Paid-in	Accumulated	Stockholders’

	Shares		Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2018	-		$-	38,637,175	$38,637	$4,467,183	$(4,681,448)	$(175,628)
Net loss for the year ended December 31, 2019							(6,647)	(6,647)
Balance, December 31, 2019	-	$		38,637,175	$38,637	$4,467,183	$(4,688,095)	$(182,275)

Net loss for the year ended December 31, 2020							(6,615)	(6,615)
Balance, December 31, 2020	-	$		38,637,175	$38,637	$4,467,183	$(4,694,710)	$(188,890)

Shares cancelled for reverse 1:15				(36,060,048)	(36,060)	36,060		-
Shares issued for merger				40,220,000	40,220	361,980		402,200
Shares issued for debt conversion				12,213,600	12,214	109,922		122,136
Net loss for year ended December 31, 2021							(160,979)	(160,979)
Balance, December 31, 2021	-		$-	55,010,727	$55,011	$4,975,145	$(4,855,689)	$174,467

The accompanying notes are an integral part of these consolidated financial statements.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 17 of 25

NOTE 1: Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates:

Nature of Business

International Professional Training Group LTD (the "Company") was incorporated under the laws of the State of Nevada under the name Longevity Store.COM on March 25, 1999. On May 18, 2021, the Company changed its name to International Professional Training Group LTD.

International Professional Training Group LTD is an international provider of college and university works skills courses with professional certifications. It is also using Chinese dominance in education to create international education and professional certification standards.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and pursuant to the rules and regulations of the United States Securities and

Exchange Commission (“SEC”).

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts in the financial statements, including the estimated useful lives of tangible and intangible assets. Management believes the estimates used in preparing the financial statements are reasonable and accurate. Actual results could differ from these estimates.

Consolidation

The accompanying condensed financial statements of the Company include the financial position, results of operations and cash flows of the Company. The Company has no subsidiaries.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”. The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and a regulation, including factors such as when there is evidence of a sale arrangement, delivery has occurred, or service has been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions, which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 18 of 25

Cash and Cash Equivalents

Cash and Cash equivalents are considered to be highly liquid investments purchased with an initial maturity of three (3) months or less.

Inventories

Inventories are valued at the lower of cost or net realizable value with cost using the first in first out method.

Allowance for Doubtful Accounts

The allowance for doubtful accounts is based on the Company's assessment of the collectability of customer accounts. The Company regularly reviews the allowance by considering factors such as historical experience, credit quality, the age of the account receivable balances and current economic conditions.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to operations when incurred, while additions and improvements are capitalized. The Company depreciates the costs of these assets over their estimated useful lives. When assets are retired or disposed, the asset's original cost and related accumulated depreciation are eliminated from accounts and any gain or loss is reflected in income. Depreciation and amortization are generally accounted for using the straight-line method over the estimated useful lives of the assets as follows:

Office, protective and demonstration, and computer equipment	4 Years
Manufacturing equipment	10 Years
Leasehold improvements	lease term

Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company periodically evaluates whether events and circumstances have occurred that indicate possible impairment. When impairment indicators exist, the Company uses market quotes, if available or an estimate of the future undiscounted net cash flows of the related asset or asset group over the remaining life in measuring whether or not the asset values are recoverable.

Intangibles

The Company's intangible assets consist of goodwill from the recently completed merger.

Research and Development

Research and development costs are expensed as incurred in accordance with SFAS No. 2 Accounting for Research and Development Costs. Material and equipment are capitalized and amortized over their estimated useful lives should management determine that such expenditures meet the criteria.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 19 of 25

Accounting for Stock Based Compensation

The Company recognizes all share-based payments to employees, including grants of employee stock options, as compensation expense in the financial statements based on their fair values. That expense will be recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation awards issued to non-employees for services and financing arrangements, as prescribed by FASB ASC 505-50, Equity-Based Payments to Non-Employees, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable. The fair value of common stock issued for services is based on the closing stock price on the date the common stock was issued.

In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities. The Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal three months and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

*	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

*	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

*	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 20 of 25

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the three months in which those temporary differences are expected to be recovered or settled. The effect deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date. Due to the Company’s continued losses, the Company has placed a full valuation allowance against the deferred asset.

The Company records stock as issued at the time consideration is received or the obligation is incurred.

Basic and diluted earnings per share are computed by dividing net income (loss) by the weighted-average number shares of common shares outstanding during the three months. Diluted earnings per share are computed by dividing income (loss) by the weighted average number of shares of common stock outstanding and dilutive options outstanding during the three months. Common stock to be issued upon conversion of preferred stock, convertible debt and common stock options has not been included in dilutive earnings per share due to the Company’s losses and their anti-dilutive effect.

Foreign Currency Translation

The accompanying consolidated financial statements are expressed in United States dollars, which is the Company's functional currency. All transactions in foreign currencies have been converted to United States dollar transactions or balances are included in the determination of net and comprehensive income. Transactions in foreign currency are translated into United States dollars in accordance with SFAS No. 52, Foreign Currency Translation, as follows:

i. monetary items at the rate prevailing, at the balance sheet date;
ii non-monetary items at the historical exchange rate;
iii revenue and expenses at the average rate in effect during the applicable reporting period.

Income Taxes

The Company complies with the Provisions of SFAS No. 109 “Accounting for Income Taxes”. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Adjustments for Reverse Split

All balance sheet amounts for prior periods have been adjusted for a 1:15 reverse split effected on July 21, 2021.

Income (Loss) Per Share

In accordance with SFAS No. 128, “Earnings Per Share”, the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of the date of these financial statements, diluted net loss per share is equivalent to basic net loss per share as there were no dilutive securities outstanding and the Company net loss is deemed anti-dilutive.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 21 of 25

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions which at times may exceed the FDIC $250,000 insurance limit. The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required. Accounts are “written-off” when deemed uncollectible.

New Accounting Pronouncements

None that will have a material effect in fiscal 2021 to company operations.

NOTE 2: Related Party Transactions

Certain stockholders had made certain advances to the Company on an interest free basis, payable upon demand. The Company has not computed interest on the advances and has treated the interest of $0 as contributed capital with an offset to interest expense.

During the year ended December 31, 2021, the officer paid expenses on the Company’s behalf and advanced the Company a net amount of $0.

NOTE 3: Non-Cash Transactions

The following non-cash investing and financing activities occurred during the period from January 1, 2021, through September 30, 2021:

None.

NOTE 4: Management's discussion and analysis or plan of operations

A. Plan of Operation

(i) We cannot currently satisfy our existing cash needs and will need to raise additional capital unless a substantial improvement in sales occurs during the next twelve months.

(ii) The Company currently has limited revenue from its product sales and is seeking capital, the acquisition of new products additional training partners to facilitate our business plan.

(iii) We do not expect to purchase additional plant or equipment except as required from sales growth.

(iv) We expect to hire additional full-time staff with the increase in sales or as required by expansion.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 22 of 25

B. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

1. Year ended period

(i) The accompanying financial statements represent accurately the condition of the business showing limited sales. We expect growth as capital is raised to facilitate our business plan.

(ii) The Company does not have sufficient working capital but has lines of credit available for meeting our capital requirements for the coming twelve months.

(iii) We have no commitments for capital expenditures.

(iv) No known trends are expected that have not already impacted us.

(v) All significant elements of income or loss come from our continued operations.

(vi) The company increased its expenses in the nine-months ended September 30, 2021, with the completion of a merger during the period as indicated on the Profit and Loss Statement attached above.

(vii) Our products are not seasonal C. Off Balance Sheet Arrangements None known or anticipated.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern no adjustments have been made for any other outcome.

We are currently seeking financing to continue our businesses. There is no assurance that we will find financing to continue our projects.

The impacts of our completed merger are presented below. The merger was accounted for as an asset purchase as the target company was merged with then Goliath Resources, Inc. (GRGH) with GRGH remaining as the surviving entity.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 23 of 25

Balance Sheet

Assets
Current Assets
Cash	$22,814.68
Security deposit	6,943.08
Prepaid taxes	2,508.33
Due from related companies	39,713.78
Total current assets	$71,979.87

Other Assets
Goodwill	556,450.74
Total Other Assets	556,450.74
Total Assets	$628,430.61

Liabilities
Current Liabilities
Accounts payable related companies	$66,536.97
Accrued expenses	15,833.33
Due directors	43,925.82
Current portion bank notes payable	59,772.70
Total Current Liabilities	$186,068.82

Long-Term Liabilities
Long-term portion bank notes payable	129,161.79
Total Long -Term Liabilities	129,161.79
Total Liabilities	$315,230.61

Stockholders’ Equity
Common stock	$31,320.00
Additional paid in capital	281,880.00
Total Stockholders’ Equity	$313,200.00

Total Liabilities and Stockholders’ Equity	$628,430.61

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 24 of 25

NOTE 5: Legal proceedings.

Legal/Disciplinary History

1. No officer or director has not been convicted in a criminal proceeding and has not been named as a defendant in a pending criminal proceeding.

2. No officer or director has had the entry of an order, judgment, or decree, by a court of competent jurisdiction, that permanently or temporarily enjoined, barred, suspended, or limited his involvement in any type of business, securities, commodities, or banking activities.

3. No officer or director has had a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding, or judgment has not been reversed, suspended, or vacated.

4. No officer or director has had the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited either person's involvement in any type of business or securities activities.

NOTE 6: Subsequent Events.

None.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines ( June 24, 2021)	Page 25 of 25